EXHIBIT 23.3

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Madison Newspapers, Inc.
Madison, Wisconsin

We have audited the accompanying consolidated balance sheets of Madison Newspapers, Inc. and Subsidiary as of September 30, 2012 and September 25, 2011, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Madison Newspapers, Inc. and Subsidiary as of September 30, 2012 and September 25, 2011, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2012, in conformity with United States generally accepted accounting principles.
Madison, Wisconsin
November 20, 2012